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                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
                         2000 EMPLOYEE STOCK OPTION PLAN

         WHEREAS, the Board of Directors of American Equity Investment Life Holding Company (the "Company") deem it in the best interest of the Company that certain employees and officers of the Company and its affiliates be given an opportunity to acquire an interest in the operation and growth of the Company as a means of assuring their maximum effort and continued association with the Company; and

         WHEREAS, the Board believes that the Company can best obtain these and other benefits by granting incentive or non-qualified stock options to employees and officers designated from time to time, pursuant to this Plan;

         NOW, THEREFORE, the Board does hereby adopt this 2000 Employee Stock Option Plan, subject to approval, within twelve (12) months of the date of adoption, by at least a majority of the shares voting at a stockholder's meeting, and subject to any necessary authorizations from any governmental authority.

                                    ARTICLE I
                                   DEFINITIONS

         Except where the context otherwise indicates, the following definitions apply:

         1.1. "Affiliate" means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company which become such after adoption of the Plan.

         1.2. "Agreement" means a written agreement granting an Option that is executed by the Company and the Optionee.

         1.3. "Board" means the Board of Directors of the Company.

         1.4. "Code" means the Internal Revenue Code of 1986, as amended.

         1.5. "Committee" means the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

         1.6. "Common Stock" means the common stock, par value $1.00 per share of the Company.

         1.7. "Company" means American Equity Investment Life Holding Company, an Iowa corporation.

         1.8. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option and payment of the exercise price in accordance with the terms of Article VII hereof.

         1.9. "Date of Grant" means the date on which an Option is granted under the Plan.

         1.10. "Director" means a member of the Board of Directors of the Company or any Affiliate.

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         1.11 "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

         1.12. "Eligible Individual" means any Employee or Director or who is also an Employee. Persons who are Directors of the Company who are not also Employees shall not be Eligible Individuals.

         1.13. "Employee" means any employee of the Company or an Affiliate or any person who has been hired to be an employee of the Company or an Affiliate.

         1.14. "Fair Market Value" means the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

         1.15. "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

         1.16. "Non-qualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

         1.17. "Option" means an option to purchase Shares granted under the Plan.

         1.18. "Option Period" means the period during which an Option may be exercised.

         1.19. "Option Price" means the price per Share at which an Option may be exercised, provided, however, that the Option Price shall not be less than the Fair Market Value of a Share as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Optionee who is a Ten-percent Stockholder, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Article IX hereof, subject to Section 6.3 hereof.

         1.20. "Optionee" means an Eligible Individual to whom an Option has been granted.

         1.21. "Plan" means the American Equity Investment Life Holding Company 2000 Employee Stock Option Plan.

         1.22. "Share" means a share of Common Stock.

         1.23. "Ten-percent Stockholder" means, in accordance with the rules of
Section 424(d) of the Code, a person owning stock with more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.
                                   ARTICLE II
                                    PURPOSE

         The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company.



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                                   ARTICLE III
                                 ADMINISTRATION

         The Committee shall administer the Plan and shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the terms (which terms need not be identical) of all Options including, but not limited to, which Eligible Individuals shall be granted Options, the time or times at which Options are granted, the Option Price, the number of Shares subject to an Option, whether an Option shall be an Incentive Stock Option or a Non-qualified Stock Option, any provisions relating to vesting, any circumstances in which Options terminate or Shares may be repurchased by the Company, the period during which Options may be exercised and any other restrictions on Options. In making these determinations, the Committee may take into account the nature of the services rendered by the Optionees, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and the Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan, including, but not limited to, any determination to accelerate the vesting of outstanding Options. The determinations of the Committee on the matters referred to in this Article III shall be binding and final.

                                   ARTICLE IV
                                   ELIGIBILITY

         Options may be granted only to Eligible Individuals and only Employees shall be eligible to receive Incentive Stock Options.

                                    ARTICLE V
                            STOCK SUBJECT TO THE PLAN

         5.1. NUMBER OF SHARES RESERVED. Subject to adjustment as provided in
Article IX hereof, the maximum number of Shares that may be issued under the Plan is 600,000 Shares (to be adjusted to 1,800,000 Shares if the Board authorizes a three-for-one stock split at its May 5, 2000 meeting).

         5.2. TERMINATED OPTIONS AVAILABLE FOR GRANT. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Option shall become available for the grant of additional Options.

                                   ARTICLE VI
                                     OPTIONS

         6.1. DESIGNATION OF OPTIONS AS INCENTIVE OR NON-QUALIFIED. Options granted under the Plan shall be either Incentive Stock Options or Non-qualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be clearly identified either as an Incentive Stock Option or a Nonqualified Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. In the event the Committee shall fail to identify any Option granted as an Incentive Stock Option or Non-qualified Stock Option, such Option shall be a Non-qualified Stock Option. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article VI hereof and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All Incentive Stock Options shall comply with the provisions of the Code governing incentive stock


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options and with all other applicable rules and regulations.

         6.2. OPTION PERIOD. The Option Period for Options granted to Eligible Individuals shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that (a) an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant; and (b) in the case of the termination of employment of an Optionee, or the death or disability of an Optionee, the Option Period shall be as follow:

         (i) TERMINATION OF EMPLOYMENT. Upon termination of an Optionee's employment with the Company, or the relevant Affiliate, his or her Option privileges, shall be limited to the shares purchasable by him or her as of the date that his or her employment was terminated, and such Option privileges shall expire sixty (60) days from the date that his or her employment was terminated. Nothing contained herein shall be construed to extend the ultimate term of the Option beyond the period of time as set out above.

         (ii) DISABILITY OR DEATH OF OPTIONEE. If an Optionee's employment with the Company is terminated because of his death or disability, his Option privileges shall expire unless exercised within one (1) year after the date that his employment was terminated. In the event of the death of the Optionee, his Options may be exercised by the Optionee's designated beneficiary. Nothing contained herein shall be construed to extend the ultimate term of the Option beyond the period of time as set out above.

         6.3. NO REISSUANCE AT REDUCED PRICE. Notwithstanding anything to the contrary in this Plan, without the approval of the stockholders of the Company, no Option shall be issued in exchange for or as a reissuance of any outstanding Option or the Option Price for any outstanding Option shall not be changed, if the effect of such exchange or change would be to reduce the Option Price for any outstanding Option, except as necessary to reflect the effect of a stock split, stock dividend or similar event as described in Article IX hereof.

         6.4 MAXIMUM OPTIONS PER EMPLOYEE. The maximum number of Options which may be granted to any Eligible Individual in any one fiscal year is 75,000 (subject to adjustment for a stock split, stock dividend or similar event, as described in Article IX hereof).

                                   ARTICLE VII
                               EXERCISE OF OPTIONS

         7.1. NOTICE OF EXERCISE. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in
Section 7.2 hereof.

         7.2. PAYMENT OF EXERCISE PRICE. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners:

         (i) By delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value on Date of Exercise;


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         (ii)     By delivery on a form prescribed by the Committee of a
                  properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company; or

          (iii) By delivery of a promissory note as provided in Section 7.3 hereof.

         7.3. PAYMENT BY PROMISSORY NOTE. To the extent provided in an Option Agreement and permitted by applicable law, the Committee may accept as payment of the Option Price a promissory note executed by the Optionee evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.3 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option and shall bear interest at a rate fixed by the Committee.

         7.4 MINIMUM EXERCISE.  No Option may be exercised for less than fifty
(50) shares.

         7.5 MINIMUM VESTING PERIOD. In the absence of a specified vesting schedule established by the Committee and set forth in the applicable agreement evidencing the grant of any options, all options will vest six months after the date of grant. Should the employment of any Optionee be terminated for any reason (except death or disability) with or without cause, prior to the expiration of six months or the vesting schedule established by the Committee, which ever is the later, the Optionee will forfeit all options not fully vested on the effective date of such termination.

         7.6 ACCELERATION OF VESTING. If an Option contains a vesting schedule or has not become totally exercisable as of the date of any of the following events, such vesting schedule may be accelerated, and/or any other restrictions to exercise may be removed upon delivery to the Committee of a written election of such acceleration by the Optionee (or the designated beneficiary of a deceased Optionee):

                  (i)      The death of the Optionee;

                  (ii)     The Disability of the Optionee;

                  (iii) A "change of control" as hereinafter defined.

         7.7 CHANGE OF CONTROL. For purposes of this Plan, a "change in control" shall be deemed to have occurred on such date if:

         (i) Any person, organization or association of persons or organizations acting in concert, excluding Affiliates of the Company itself, shall acquire more than twenty percent (20%) of the outstanding voting stock of the Company in whole or in part by means of an offer made publicly to the holders of all or substantially all of the outstanding shares of any one or more classes of the voting securities of the Company to acquire such shares for cash, other property or a combination thereof; or

         (ii) Any person, organization or association of persons or organizations acting in concert shall succeed in electing two or more directors in any one election in opposition to those proposed by management; or


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         (iii)      The Company transfers all or substantially all of its
                    operating properties and assets to another person, organization or association of persons or organizations, excluding Affiliates of the Company itself; or

         (iv) The Company shall consolidate with or merge into any person, firm or corporation unless the Company or an Affiliate shall be the continuing corporation or the successor corporation;

                                  ARTICLE VIII
                            RESTRICTIONS ON TRANSFER

         Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (i) as are in effect among the stockholders of the Company at the time such Shares are acquired or
(ii) as the Committee shall deem appropriate or as are required by applicable law.

                                   ARTICLE IX
                               CAPITAL ADJUSTMENTS

         In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion and to the extent necessary to compensate for the effect thereof, provide for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Options, (ii) the Option Price of outstanding Options, and (iii) the aggregate number and class of Shares that may be issued under the Plan.

                                    ARTICLE X
                            TERMINATION OR AMENDMENT

         The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that after the Plan has been approved by the stockholders of the Company, no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (i) the Company's stockholders to the extent stockholder approval is required by applicable law or regulations and (ii) each affected Optionee if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted nor any Shares issued under the Plan during any suspension or after termination of the Plan.




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                                   ARTICLE XI
       MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS; SUBSTITUTED OPTIONS

         Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Subject to Section 6.3 hereof, any such substituted Options may specify a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any of the Optionee's rights or obligations under such Option. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under the Plan in substitution for stock appreciation rights and options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

                                   ARTICLE XII
                           EFFECTIVENESS OF THE PLAN

         The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders of the Company within 12 months after such adoption by the Board. Options may be granted prior to stockholder approval of the Plan, and the date on which any such Option is granted shall be the Date of Grant for all purposes provided that
(a) each such Option shall be subject to stockholder approval of the Plan, (b) no Option may be exercised prior to such stockholder approval, and (c) any such Option shall be void ab initio if such stockholder approval is not obtained.

                                  ARTICLE XIII
                                   WITHHOLDING

         The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Shares otherwise issuable to the Optionee, or (iii) delivering to the Company already owned and unencumbered Shares.

                                   ARTICLE XIV
                                TERM OF THE PLAN

         Unless sooner terminated by the Board pursuant to Article X hereof, the Plan shall terminate on June 30, 2010, and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.



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                                   ARTICLE XV
                          INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

                                   ARTICLE XVI
                               GENERAL PROVISIONS

         16.1. NO OTHER RIGHTS CONFERRED. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

         16.2. NO EMPLOYMENT CONTRACT. The Plan does not constitute inducement or consideration for the employment or service of any Eligible Individual, nor is it a contract between the Company or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company or any Affiliate.

         16.3. NO LIMITATION ON OTHER STOCK OPTION, ETC. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

         16.4. PLAN INTEREST NOT SUBJECT TO CREDITOR CLAIMS. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

         16.5. APPLICABLE LAWS. The Plan shall be governed, construed and administered in accordance with the laws of the State of Iowa and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

         16.6. REPRESENTATIONS REGARDING INVESTMENT INTENT; RESTRICTIVE LEGENDS. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to

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make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Iowa Business Corporation Law.

         16.7. REGULATORY APPROVALS. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.